CACI International Inc
                           1100 North Glebe Road
                         Arlington, Virginia 22201

                              --------------

                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF STOCKHOLDERS

                               ---------------

                          ------------------------

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc (the "Company") to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on November 19, 1998. This Proxy Statement is being mailed on or about October 15, 1998. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder's proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to the Secretary of the Company, by delivery to the Company of a proxy bearing a later date, or by voting in person at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

FOR approval of the resolution approving the amendment to the Company's By-laws changing the authorized number of directors; FOR the Board of Directors' nominees for election to the Company's Board of Directors; FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

The Board does not expect that any matters other than those set forth in the Notice of the Annual Meeting will be brought before the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

The close of business on October 6, 1998, has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. At the close of business on October 6, 1998, the Company had 10,862,995 shares of Common Stock outstanding.


                   APPROVAL OF BY-LAW AMENDMENT TO CHANGE
                    AUTHORIZED SIZE OF BOARD OF DIRECTORS
                   --------------------------------------

The Board of Directors (the "Board") has adopted and, in accordance with the requirements of the Company's By-laws, is seeking stockholder approval for, a By-law amendment which changes the authorized number of directors on the Company's Board of Directors from a number between five (5) and nine (9) inclusive to a number between nine (9) and eleven (11) inclusive, as the Board of Directors from time to time by vote of a supermajority (a majority plus one) may set.

The reason for this By-law amendment is to further the Company's goal of benefiting from the services of a diverse and talented Board. The proposed increase in the maximum possible number of Board members will facilitate expanded diversity and talent by the addition of Board members with specific industry or technical expertise, or with ties to particular constituencies.

The resolution to be voted upon at the Annual Meeting to approve the By-law amendment to change the authorized size of the Board is as follows:

RESOLVED, that the amendment to Article III, Section 2 (Number and Qualifications of Directors) of the By-laws of CACI International Inc, as adopted by the Board of Directors, be, and hereby is, approved, with the effect that the authorized number of directors is changed from a number between five (5) and nine (9) to a number between nine (9) and eleven (11) inclusive, as the Board of Directors from time to time by vote of a supermajority (a majority plus one) may set.

At the Annual Meeting, stockholders will vote in favor of, or opposition to, the foregoing resolution. If a quorum is present, the vote of the holders of shares representing at least fifty-one percent (51%) of the outstanding Common Stock of the Company will be required to approve this resolution.

If this resolution is not passed, only nine (9) of the ten (10) nominees listed in this Proxy Statement (all but Dr. Ricart) will be presented for election to the Board.

The Board of Directors recommends that stockholders vote FOR approval of the resolution approving the amendment to the Company's By-laws changing the authorized number of directors.


                            ELECTION OF DIRECTORS
                            ---------------------

In accordance with Article III, Section 2 (Number and Qualifications of Directors) of the By-laws of the Company, the Board of Directors has voted to nominate nine (9) individuals for election to the Board, with the ninth nomination (Mr. Salvatori) being contingent upon the closing of the Company's acquisition of all of the outstanding stock of QuesTech, Inc. (the QuesTech acquisition). In addition, the Board has voted to nominate a tenth (10th) individual for election to the Board (Dr. Ricart), contingent upon the stockholders' adoption of the resolution approving the amendment of the Company's By-laws to change the authorized size of the Board of Directors. In any case, the directors elected shall hold office until the next Annual Meeting or until their respective successors are elected. If a quorum is present, the affirmative vote of the holders of a majority of the shares of stock entitled to vote and present in person, or represented by proxy, at the Annual Meeting will be required to elect each of the candidates.

Unless authority is withheld or a vote is abstained on the proxy card, the persons named in the accompanying proxy will vote the shares of Common Stock represented by the proxy FOR the election of the nominees listed below (all ten (10) if the By-law amendment resolution passes and the QuesTech acquisition has closed; nine (9) of the ten (10) (all but Dr. Ricart), if the QuesTech acquisition has closed, but the By-law amendment resolution does not pass; nine (9) of the ten (10) (all but Mr. Salvatori) if the By-law amendment resolution passes, but the QuesTech acquisition has not closed; eight (8) of the ten (10) (all but Dr. Ricart and Mr. Salvatori) if the By-law amendment resolution does not pass and the QuesTech acquisition has not closed ). Consistent with the Company's Charter and pursuant to corporation law of the State of Delaware, the total votes received, including abstentions, will be counted for purposes of determining a quorum. Broker non-votes will be counted towards determining a quorum but will not be counted as voting for any candidate. Eight of the nominees are currently members of the Board. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxy will vote for the others and will vote for such other person(s) as they, in their discretion, may decide.


                                  NOMINEES
                                  --------

Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, and the business affiliation of each. Nine of ten nominees are outside Directors.


Outside Directors
-----------------

Richard L. Leatherwood, 59. Director of the Company since 1996. Corporate Director, Dominion Resources, Inc., Virginia Power and Dominion Energy, 1994-present. President and Chief Executive Officer, CSX Equipment Group, 1986-1991. Vice Chairman, Chessie System Railroads and Seaboard System Railroad, 1985. President and Chief Executive Officer, Texas Gas Resources Group, 1983-1985.

Larry L. Pfirman, 52. Director of the Company since 1993. Private investor. Founder, Chairman, and Chief Executive Officer, Tara Lee Sportswear, Inc., 1978-present. Founder and former Chairman, Spectro Knit Mfg. Co., 1978-1997.

Warren R. Phillips, 57. Director of the Company since 1974. Executive Vice Chairman, Chief Executive Officer and Secretary/Treasurer, Moscow/Maryland, Inc. (formerly, Soviet American Venture Initiatives (US-USSR)); Chief Executive Officer, International Initiative, Inc., 1995- present. Professor and other senior posts, University of Maryland, 1974-present. Consulting in National Defense, Political Science, Information Systems, Foreign Affairs, International Relations, Simulation and Crisis Management, Quantitative
Analysis: Department of State, Department of Defense, Department of Energy, Arms Control and Disarmament Agency, Maryland State Legislature, USAID, IBM, Ford Foundation, Brown & Root, Inc., Bendix Corporation, RAND Corporation, Arthur Young. Ph.D., University of Hawaii-Political Science.

Charles P. Revoile, 64. Director of the Company since 1993. Private investor. Legal and business consultant, 1992-present. Senior Vice President, General Counsel and Secretary, CACI International Inc, 1985-1992 (retired
1992).  Vice President and General Counsel, Stanwick Corporation, 1971-1985.

William B. Snyder, 69. Director of the Company since 1996. Chairman of Southern Heritage Insurance Company since 1991. Chairman and Chief Executive Officer, GEICO Corporation, 1985-1993. Board member of Phillips Publishers, Inc., 1994-present. Member of Advisory Boards of Riggs Bank, N.A. and Washington Mutual Investors Fund.

Richard P. Sullivan, 65. Director of the Company since 1996. President and Chief Executive Officer, Cargill Detroit Corporation, 1997-present. Chairman and Chief Executive Officer, The J.L. Wickham Co., Inc., 1992-1997. Vice hairman, Ferris Baker Watts, Incorporated, Chief Executive Officer, Baker, Watts & Co., Inc., 1987-1993. Past and present Corporate Director; Equitable Bancorporation, Monumental Corporation, Noxell Corporation, PRC, PharmaKinetics Labs, Inc., National Association of Manufacturers. Board member, The United Way of Central Maryland, Central Maryland YMCA, The Johns Hopkins University, 1979-1991, Towson State University School of Business and Economics.

John M. Toups, 72. Director of the Company since 1993. Outside Director, Halifax Corporation, NVR, Inc., Telepad Corporation, and Thermatrix Inc. Chairman of the Board and Chief Executive Officer, The National Bank of Washington and Washington Bancorp, 1990. President and Chief Executive Officer, PRC, Inc., 1978-1982. Chairman, President and Chief Executive Officer, PRC, Inc., 1982-1985. Chairman and Chief Executive Officer, PRC, Inc., 1985-1987. Trustee and former President of the Board of Trustees, George Mason University Foundation and Fairfax Hospital System Foundation Board of Trustees. Director and past President, Professional Services Council Board of Directors. Past Director, PRC, Inc., Emhart Corporation, Washington Bancorp, Washington Gas Light Company, Comsite International and Guest Services.

Vincent L. Salvatori, 66. Director Nominee. Chairman of the Board and Chief Executive Officer, QuesTech, Inc., 1992-Present. President, QuesTech, Inc., 1988-1992. Executive Vice President of Planning and Technology, QuesTech, Inc., 1984-1988.

Dr. Glenn Ricart, 49. Director Nominee. Senior Vice President and Chief Technology Officer, Novell, Inc., 1995-Present. Outside Director, SCO, Inc. Program Manager, Defense Advanced Research Projects Agency, 1994-1995. Director, Computer Science Center, University of Maryland and other senior posts, 1982-1994. Founder, SURAnet, 1983-1994. Past Board Member: EDUCOM, National Association of State Universities and Land Grant Colleges, BITNET, Seminars on Academic Computing.


Management Director
-------------------

Dr. J.P. London, 61. Chairman of the Board and Chief Executive Officer. Elected Chairman, April 1990. Director of the Company since 1981. Joined CACI 1972, developed CACI's extensive work in advanced information systems, systems engineering and logistics sciences. Vice President 1975, Senior Vice President 1977, Executive Vice President 1979, Operating Division President 1982, President and Chief Executive Officer, 1984. Senior Advisory Board, Northern Virginia Technology Council; Board of Advisors, the George Washington University School of Business and Public Management; Board of Advisors, Marymount University. KPMG High Tech Entrepreneur Award 1995; Distinguished Alumni Award, George Washington University 1996. B.S., U.S. Naval Academy, Engineering; M.S., U.S. Naval Postgraduate School-Operations Research; Doctorate, George Washington University, Business Administration, conferred "with distinction".


              COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
              -------------------------------------------------

The Company's Board held five meetings during the fiscal year ended June 30, 1998. Each Director, while acting as Director, attended at least 75% of the total number of meetings held by the Board and committees of the Board on which he served.
The Board had a Compensation Committee, an Executive Committee, an Audit Committee, and an Investor Relations Committee during fiscal 1998.

During the first half of fiscal 1998, the Compensation Committee consisted of Directors Leatherwood, Pfirman, Revoile, and Toups. During the second half of fiscal 1998, Directors Snyder and Sullivan joined the Committee. During the entire fiscal year, Director Revoile served as the Committee Chairman. The Compensation Committee administers the Company's 1996 Stock Incentive Plan, determines the benefits to be granted to key employees thereunder, and is responsible for determining and making recommendations to the Board of Directors regarding compensation to be paid to Executive Officers of the Company. The Compensation Committee met five times during fiscal 1998. A report of the Compensation Committee regarding executive compensation appears below in this Proxy Statement.

During the first half of fiscal 1998, the Executive Committee was composed of Directors London, Parsow, Pfirman, Phillips and Toups. During the second half of fiscal 1998, Director Sullivan replaced Director Parsow. Director London served as the Committee's Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee did not meet during fiscal 1998.

During fiscal 1998, the Audit Committee consisted of Directors Leatherwood, Phillips, Revoile and Snyder. Director Phillips served as the Committee Chairman. The Audit Committee is responsible for overseeing and reviewing the Company's financial information which will be provided to stockholders and others, the system of internal controls established by management and the Board of Directors, and the annual audit conducted by the independent accountants. The Audit Committee met four times during fiscal 1998.

The Investor Relations Committee, which met on two occasions during fiscal 1998 before its functions reverted to the full Board and the Committee was discontinued, determined and oversaw the Company's investor relations program and reviewed the Company's shareholder profile. The Investor Relations Committee was composed of Directors Parsow, Snyder and Sullivan. Director Parsow served as the Committee Chairman.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
       --------------------------------------------------------------

The following table provides information as of August 31, 1998, with respect to beneficial ownership of the Company's Common Stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                                           Amount
                                         Beneficial        Percent of
                                        Ownership of         Common
Beneficial Owner                        Common Stock       Stock <F1>
---------------------------------------------------------------------------


Dr. J. P. London                          830,514 <F2>       7.64%
1100 North Glebe Road
Arlington, Virginia 22201

Wellington Management Co LLP              603,000            5.55%
75 State Street
Boston, Massachusetts  02109

Putnam Investments, Inc.                  635,800            5.85%
One Post Office Square
Boston, Massachusetts 20109

Neuberger & Berman LLC                  1,090,900           10.04%
605 Third Avenue
New York, New York 10158

Schroder Capital Management Inc.          569,900            5.24%
787 7th Avenue
New York, NY  10019

[FN]
<F1>  All options are treated as exercised for shares of Common Stock.

<F2>  Dr. London holds options that are currently exercisable for 198,500 shares of Common Stock and are included in this table. 21,569 of the shares included in this table are indirectly owned by Dr. London.


The following table provides information with respect to beneficial ownership for each Executive Officer, each present Director, each Director Nominee, and for all Executive Officers and Directors of the Company as a group.

                                     Amount of
       Name of                      Beneficial
   Beneficial Owner                Ownership of         Percent of
     and Position                  Common Stock      Common Stock <F1>
----------------------------------------------------------------------

Dr. J.P. London                     830,514 <F2>         7.64%
CEO, Chairman and
Nominee

Ronald R. Ross                       80,900 <F3>          .74%
Executive Officer

James P. Allen                       42,850 <F4>          .39%
Executive Officer

Gregory R. Bradford                 105,000 <F5>          .96%
Executive Officer

Jeffrey P. Elefante                  30,000 <F6>          .27%
Executive Officer

Joseph J. Lenz                       30,000 <F7>          .27%
Executive Officer

Richard L. Leatherwood                4,000                 *  <F8>
Director and Nominee

Larry L. Pfirman                    414,110              3.81%
Director and Nominee

Warren R. Phillips                   14,000 <F9>          .12%
Director and Nominee

Charles P. Revoile                   27,300 <F10>         .25%
Director and Nominee

William B. Snyder                    15,000               .13%
Director and Nominee

Richard P. Sullivan                   1,000                 *
Director and Nominee

John M. Toups                         3,000                 *
Director and Nominee

Vincent L. Salvatori                      0                 *
Director Nominee

Dr. Glenn Ricart                          0                 *
Director Nominee

All Executive Officers and        1,597,674             14.58%
Directors as a Group
(15 in number)


--------------------------
[FN]
<F1>   All options exercisable currently or within the next six months are treated as exercised for shares of Common Stock.

<F2>   See Note 2 to the table of beneficial owners on page 6.

<F3>   Includes 75,000 shares issuable upon the exercise of options which are exercisable in the next six months.

<F4>   Includes 20,000 shares issuable upon the exercise of options which are currently exercisable.

<F5>   Includes 85,000 shares issuable upon the exercise of options which are currently exercisable.

<F6>   All 30,000 shares issuable upon the exercise of options which are currently exercisable.

<F7>   Includes 20,000 shares issuable upon the exercise of options which are exercisable within the next six months.

<F8>   The asterisk (*) denotes that the individual holds less than one tenth of one percent (0.1%) of Common Stock.

<F9>   All 14,000 shares issuable upon the exercise of options which are currently exercisable.

<F10>  All 27,300 shares issuable upon the exercise of options which are currently exercisable.

Section 16(a) Reporting
-----------------------

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such Officers, Directors and Stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.


                             EXECUTIVE OFFICERS
                             ------------------

The Executive Officers of the Company are Dr. J.P. London, Chairman of the Board and Chief Executive Officer, and the following five persons indicated in the table below.

                                Positions and Offices
    Name, Age                      With the Company
Principal Occupations, Past Five Years
-----------------------    ---------------------------------
--------------------------------------------------------------
Ronald R. Ross, 56         President, Chief Operating            President and
Chief Operating Officer of the Company since
                           Officer                               September 27,
1997.  President of Computer Science Corporation
                                                                 Systems
Engineering Division, July 1993-September 1997.

James P. Allen, 49         Executive Vice President,             Executive
Vice President, Chief Financial Officer,
                           Chief Financial Officer,              Treasurer &
Director of Business Services for the Company
                           Treasurer & Director of               since March
1996; Vice President of Finance of I-Net,
                           Business Services                     Incorporated,
1995-1996; Executive Vice President of Finance
                                                                 &
Administration for RJO Enterprises, 1992-1995.

Gregory R. Bradford, 49    President and Managing Director,      President,
CACI Limited and Manager, Marketing Systems
                           CACI Limited; Manager, Marketing      Group since
January 1994; Managing Director, CACI Limited,
                           Systems Group                         1986-present.


Jeffrey P. Elefante, 52    Executive Vice President,             Executive
Vice President of the Company since July 1996;
                           General Counsel, Secretary and        General
Counsel, Secretary, and Director of Contract
                           Director of Contract Services         Services of
the Company, 1992-present; Senior Vice President,
                                                                 1992-1996.


Joseph J. Lenz, 46        President, CACI Products Company;      President,
CACI Products Company and Manager, Simulations
                          Manager, Simulations Systems Group     System Group
since October 1995; Senior Vice President, CACI
                                                                 Products
Company worldwide sales, January 1995 to September
                                                                 1995; Senior
Vice President, Managing Director of CACI
                                                                 Nederland
B.V., 1992-1995.

                DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
                -------------------------------------------

Compensation of Directors
-------------------------

During fiscal 1998, each Director not employed by the Company or any of its subsidiaries was compensated according to the following arrangements for his participation in meetings of the full Board of Directors and the Committee(s) of which he was a member:

* FULL BOARD - Eighteen Thousand Dollars ($18,000) for up to six meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000). Additional phone meetings of any length, Five Hundred Dollars ($500).

* AUDIT COMMITTEE - Five Thousand Dollars ($5,000) for up to four meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000) per meeting. Additional phone meetings of any length, Five Hundred Dollars ($500) per meeting. The Chairman of this committee receives an additional Three Thousand Dollars ($3,000).

* COMPENSATION COMMITTEE - Five Thousand Dollars ($5,000) for up to four meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000) per meeting. Additional phone meetings of any length, Five Hundred Dollars ($500) per meeting. The Chairman of this committee receives an additional Four Thousand Dollars ($4,000).

* EXECUTIVE COMMITTEE - Five Thousand Dollars ($5,000) for up to four meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000) per meeting. Additional phone meetings of any length, Five Hundred Dollars ($500) per meeting. Dr. London serves as the Chairman of this committee and does not receive any compensation for this position.

* INVESTOR RELATIONS COMMITTEE - Five Thousand Dollars ($5,000) for up to four meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000) per meeting. Additional phone meetings of any length, Five Hundred Dollars ($500) per meeting. The Chairman of this committee received an additional Two Thousand Dollars ($2,000).

Dr. London received no separate compensation for his services as Director. However, all Directors are reimbursed for expenses associated with attending meetings of the Board and its committees.

During fiscal 1999, Directors who are not employed by the Company or any of its subsidiaries will be compensated on the same basis as those arrangements described above.


Compensation of Executive Officers
----------------------------------

The following table summarizes compensation paid by the Company and its subsidiaries to Dr. London, the Company's Chairman and Chief Executive Officer, and the five other executive officers of the Company during the fiscal year ended June 30, 1998, compared with the two previous fiscal years.

              Summary of Executive Officer Compensation
              -----------------------------------------

       Long Term Compensation

----------------------------------------

                           Annual
Compensation                                           Awards
Payouts
--------------------------------------------------------------------------------
-----------------------------------------------
       (a)                (b)            (c)             (d)
(e)            (f)           (g)         (h)        (i)

Other                                                Other

Annual        Restricted                             Annual
    Name and
Compen-         Stock                     LTIP       Compen-
    Principal            Fiscal        Salary            Bonus
sation          Award       Options      Payouts     sation
    Position              Year            $                $
$              $            #         $ <F1>      $ <F2>
--------------------------------------------------------------------------------
-----------------------------------------------

J.P. London               1998        $225,000        $335,178
-            -              -          N/A      $60,481
  Chief Executive         1997         225,000          85,232
-            -              -          N/A       76,209
  Officer and COB         1996         200,000         373,358
-            -              -          N/A       70,062

R.R. Ross                 1998        $188,817        $209,004
-            -        300,000          N/A       $23,539
  President and           1997 <F3>          -               -
-            -              -          N/A             -
  COO                     1996 <F3>          -               -
-            -              -          N/A             -

J.P. Allen                1998        $175,000        $129,408
-            -              -          N/A       $15,238
  EVP, CFO and            1997         175,000          42,000
-            -              -          N/A        12,588
  Treasurer               1996 <F4>          -               -
-            -         50,000          N/A             -

G.R. Bradford             1998        $179,354 <F5>   $301,180    $44,034
<F6>       -              -          N/A       $44,694
  President and           1997         176,717 <F5>     44,375     43,707
<F6>       -         20,000          N/A        23,242
  Managing                1996         171,283 <F5>     93,449     24,744
<F6>       -              -          N/A        44,233
  Director of
  CACI Limited

J.P. Elefante             1998        $125,000        $132,141
-            -              -          N/A       $13,334
  EVP, General            1997         125,000          30,000
-            -         10,000          N/A        21,680
  Counsel  and            1996         114,000         130,587
-            -              -          N/A        21,686
  Secretary

J.J. Lenz                 1998        $100,000         $47,264
-            -              -          N/A       $33,447
  President of            1997         100,000         216,854
-            -              -          N/A        30,665
  CACI Products           1996          93,750          82,557
-            -         30,000          N/A        21,858
  Company


<F1>  "LTIP" stands for Long-Term Incentive Plan. The Company does not provide a LTIP.

<F2>  Other Annual Compensation in this column includes accrued vacation pay in excess of amounts actually paid, amounts contributed under the Company's qualified and non-qualified pension plans, and amounts paid by the Company for leased or owned automobiles.

<F3>  Mr. Ross was not employed by the Company until September 27, 1997, therefore there are no compensation figures provided for fiscal years 1997 and 1996.

<F4>  Mr. Allen was not employed by the Company until March 1996, therefore, compensation in FY1996 is less than $100,000.

<F5>  Mr. Bradford's compensation is paid partly in British pounds sterling and is reported in this table in U.S. dollars at the average exchange rate in effect during the fiscal year. This currency conversion of pounds sterling to U.S. dollars causes Mr. Bradford's reported salary to fluctuate from year-to-year.

<F6>  Reimbursement was paid to Mr. Bradford (a U.S. citizen) for tuition costs for Mr. Bradford's children while residing in the United Kingdom.


Stock Options
-------------

The table below contains information relating to stock options granted to the Executive Officers named above.

                    Option Grants During Fiscal Year 1998
                    -------------------------------------



Potential Realizable Value at

Assumed Annual Rates of Stock
                                                                        Price
Appreciation for Option
                           Individual Grants
Term (until 9/28/07)
--------------------------------------------------------------------------------
----------------------

    (a)             (b)           (c)            (d)           (e)
(f)            (g)

                              % of Total
                                Options
                               Granted to
                  Options     Employees in     Exercise
                  Granted     Fiscal Year        Price
Expiration
   Name           (#) <F1>        (%)         ($/Sh) <F2>      Date        5%
($)<F3>     10% ($) <F3>
--------------------------------------------------------------------------------
----------------------
J.P. London             0           -                -           -
-               -
R.R. Ross         300,000          82%          $19.47        9/28/07
$3,673,373     $9,309,047
G.R. Bradford           0           -                -           -
-               -
J.P. Allen              0           -                -           -
-               -
J.P. Elefante           0           -                -           -
-               -
J.J. Lenz               0           -                -           -
-               -


---------------------------

[FN]
<F1>  Option grants were permitted under the Company's 1996 Employee Stock
Incentive Plan. Specific grants are determined by the Compensation Committee of the Board of Directors, subject to the annual limitations permitted under
Section 422A of the Internal Revenue Code with respect to Incentive Stock Options. The shares granted are in the form of Non-Qualified Stock Options. Of the shares granted to Mr. Ross, 75,000 each are exercisable on October 1, 1998, October 1, 1999, October 1, 2000, and October 1, 2001. The grants are exercisable for a period of ten years, so long as the Grantee remains an employee of the Company. The options will lapse if the Grantee leaves the Company before the exercise date, if the Grantee fails to exercise the options within 60 days of leaving the Company after the exercise date, or if the Grantee fails to exercise the options prior to the expiration date.

<F2>  The exercise price of options granted under the Plan is equal to the average of the high and low prices of the stock on the date of grant.

<F3>  The potential realizable value of the options assumes option exercise ten years from the date of grant and is calculated based upon the assumption that the market price of the underlying shares increases over the ten-year period at the assumed annual rates, compounded annually. The assumed annual rates in this column are suggested by the Securities and Exchange Commission. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the grant price on the date the option is exercised, so that there is no assurance the value realized by an individual will be at or near the value estimated in this column.


      Aggregated Option Exercises in Fiscal 1998, and Fiscal Year-End Option Values

-----------------------------------------------------------------------------


    (a)             (b)       (c)
(d)                                (e)


     Value of
                                                 Number
of                          Unexercised

Unexercised                        In-the-Money
                  Shares                         Options
at                         Options at
                 Acquired                      June 30,
1998                       June 30, 1998
                    on       Value
(#)                                  ($)
                 Exercise   Realized
     Name          (#)      ($) <F1 >    Exercisable    Unexercisable
Exercisable     Unexercisable <F2>
--------------------------------------------------------------------------------
--------------------------------
J.P. London            0           $0      198,500              0
$3,702,597                $0

R.R. Ross              0           $0            0
300,000                    $0          $477,000

G.R. Bradford          0           $0       85,000         20,000
$1,405,212           $46,200

J.P. Allen        20,000     $217,500            0
20,000                    $0          $221,200

J.P. Elefante          0           $0       30,000         10,000
$475,162           $23,100

J.J. Lenz              0           $0       10,000
20,000               $80,600          $161,200


[FN]
<F1>  Market value of underlying securities at exercise, minus the exercise price.

<F2>  The value of unexercised in-the-money options is calculated by subtracting the exercise price from the market value of the Company's stock at fiscal year-end (which was $21.06, based on the closing price of the Common Stock as reported on the NASDAQ National Market on June 30, 1998).


Employment Agreement
--------------------

On August 17, 1995, the Company entered into an employment agreement (the "Employment Agreement") with Dr. J.P. London, the Chairman of the Board and Chief Executive Officer of the Company. The purpose of the Employment Agreement is to assure the Company of Dr. London's committed services for a fixed period of time. The term of the Employment Agreement is for one year with an automatic one-year extension each year. The Employment Agreement provides for a salary of not less than Two Hundred Thousand Dollars ($200,000) per year to be set by the Board, and participation in any bonus, incentive compensation, pension, profit-sharing, stock purchase and stock option plans as well as annuity or group insurance, medical and other benefit plans maintained by the Company for its employees. The Employment Agreement also provides that the Company will reimburse business expenses incurred in the performance of Dr. London's duties. The Employment Agreement restricts Dr. London's right to compete with the Company or to offer employment to Company employees following termination.

The Employment Agreement may be terminated by the Company in the event of death, disability or for cause as determined by the Board. In the event of termination for any other reason, except for the occurrence of a change of control, the Employment Agreement provides that the Company will pay an amount equal to eighteen (18) months of Dr. London's current base salary. In the event of a termination within one year of the effective date of a change of control, as defined in the Agreement, the Employment Agreement provides for a termination payment equal to thirty-six (36) months of Dr. London's current base salary, as defined in the Agreement.


                       COMPANY STOCK PERFORMANCE CHART
                       -------------------------------

The following chart shows how $100 invested as of June 30, 1993, in shares of the Company's Common Stock would have grown during the five-year period ended June 30, 1998, as a result of changes in the Company's stock price, compared with $100 invested in the Standard & Poor's 500 Stock Index, and in the Standard & Poor's Technology 500 Index.

Comparison of Five Year Cumulative Total Return
-----------------------------------------------

CACI International Inc, S&P 500 Index, and S&P Technology - 500

                                                   June 30
                         Base    -------------- Index Returns --------------
Company/Index Name       1993     1994     1995     1996     1997     1998
----------------------------------------------------------------------------
CACI International Inc  $100.00  $186.32  $268.52  $345.24  $334.28  $461.71
S&P 500 Index           $100.00  $108.30  $176.20  $209.95  $319.17  $428.82
S&P Technology-500      $100.00  $101.41  $127.84  $161.08  $216.98  $282.42


                            STOCK INCENTIVE PLAN
                            --------------------

During fiscal 1997, the Company's 1986 Employee Stock Incentive Plan (the "1986 Plan") expired by its terms on September 24, 1996. The Board of Directors adopted the 1996 Stock Incentive Plan (the "1996 Plan") to replace the 1986 Plan. The 1996 Plan was approved by a majority vote of the stockholders at the November 14, 1996 Annual Meeting.

The Company's 1996 Plan is intended to advance the best interests of the Company and its subsidiaries by providing key employees who have substantial responsibility for corporate management and growth with additional incentives through the acquisition of Company securities, thereby increasing the personal stake of these key employees in the success of the Company and encouraging them to remain in the employ of the Company and its subsidiaries. In addition, to accomplish these goals, the 1996 Plan is intended to provide additional incentive to highly qualified candidates to accept employment with the Company.

The 1996 Plan is administered by the Board's Compensation Committee. At least twice each fiscal year, the Compensation Committee meets to designate eligible employees, if any, to participate under the 1996 Plan and the type, amount, dates and terms of any grants to be made. The Compensation Committee determines specific grants, subject to the annual limitations permitted under
Section 422A of the Internal Revenue Code (the "Code") (pertaining to Incentive Stock Options).

Participation in the 1996 Plan may be in the form of an award of (i) options to purchase Common Stock intended to qualify as incentive stock options, as defined in Section 422A of the Code, (ii) options not qualifying under Section 422A (i.e., non-qualified options), (iii) shares of stock at no cost or at a purchase price set by the Committee, subject to restrictions and conditions determined by the Committee, (iv) unrestricted shares of stock at prices set by the Committee, (v) rights to acquire shares of Common Stock upon attainment of performance goals specified by the Committee, and (vi) rights to receive cash payments based on or measured by appreciation in the market price of the Common Stock (Stock Appreciation Rights).
Awards may be granted under the 1996 Plan to officers and employees of the Company or any of its subsidiaries. The total number of shares of Common
Stock that may be issued pursuant to the 1996 Plan is 1,500,000.   No employee
may be granted awards under the 1996 Plan, including stock options and stock appreciation rights, with respect to more than 300,000 shares in any calendar year.


                          OTHER COMPENSATION PLANS
                          ------------------------

At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Executive Officers are permitted to participate on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans. For example, in fiscal year 1998, under the Company's $MART Plan (401(k) Plan), participants selected from a variety of investment options, including a CACI Common Stock investment option. The $MART Plan authorizes employees to contribute up to 15% (subject to certain limitations and annual vesting) of their total compensation. The Company provides matching contributions of 50% of the amount of the employee's contribution up to 6% of the employee's total cash compensation. In addition, the Company may make discretionary profit sharing contributions to the $MART Plan. The CACI Common Stock investment option in the $MART Plan provides an additional way to link officer and employee interests more directly to that of stockholders.


                   COMPENSATION COMMITTEE REPORT FOR FY98
                   --------------------------------------

The Company's executive compensation policies and practices are overseen by the Compensation Committee of the Board of Directors (the "Committee"). In fiscal 1998 the members of the Committee were Richard L. Leatherwood, Larry L. Pfirman, Charles P. Revoile, William B. Snyder, Richard P. Sullivan and John
M. Toups. Each Committee member is a non-employee director. Committee actions concerning executive officer compensation are subject to full Board of Directors review. Award decisions under the Company's 1996 Employee Stock Incentive Plan, however, are delegated exclusively to the Committee.

Set forth below is the report of the Committee for fiscal 1998 addressing the Company's executive compensation policies for fiscal 1998 as they affected (1) Dr. London and (2) Messrs. Allen, Bradford, Elefante, Lenz and Ross, who were the Company's executive officers (the "Executive Officers").

Executive Compensation Policies
-------------------------------

Executive Officers' compensation levels are intended to be fair (but not excessive) and competitive with similar size companies in the Company's industry. In setting compensation levels, the Committee takes into account both objective and subjective performance criteria, including: (1) the Company's after-tax earnings; (2) actual versus target operating performance in terms of revenue and after-tax earnings; (3) each officer's initiative and contributions to overall performance; (4) achievement of specific, pre-set strategic objectives; (5) managerial ability; and (6) performance of special projects. <F1> Incentive compensation programs typically include performance thresholds, below which either no bonus or a significantly reduced bonus is paid. It is the Committee's intent by considering these criteria to tie a significant portion of the Executive Officer's compensation to Company performan ce.

The Company uses stock-based compensation to the Executive Officers as a means of (1) aligning the interests of management with those of the stockholders, and (2) retaining key executives through the use of stock option awards with future exercise dates.

Executive Officers also are permitted to participate in certain broad-based employee benefit plans on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitation placed on the amounts that may be contributed or the benefits that may be payable under such plans. For example, the Company makes matching and profit sharing contributions to the Company's voluntary 401(k) $MART Plan on behalf of the Executive Officers based on the amount of each officer's contributions to the Plan and on the Company's profits for each fiscal year.

Relationship of Executive Compensation to Company Performance
-------------------------------------------------------------

Compensation paid to the Executive Officers in fiscal 1998 (as reflected in the Summary of Executive Officer Compensation table included in this Proxy Statement) consisted primarily of base salary and performance bonus, along with specific stock option grants (as reflected in the Option Grants During Fiscal Year 1998 table).

Compensation plans for fiscal 1998 were developed late in fiscal 1997 following a review of compensation to ascertain the compensation levels which would be necessary or desirable to maintain the Company's compensation structure on a competitive basis, and to provide appropriate incentive for achieving desired Company performance. Specific performance targets were established and incorporated into fiscal year business plans which were developed by the Executive Officers under the supervision of the Chief Executive Officer and approved by the Board of Directors.

-------------------------
[FN]
<F1>  The Committee also considers cost-of-living and expatriate adjustments for Executive Officers serving outside the United States. At present, Mr. Bradford, Executive Vice President of the Company and President and Managing Director of CACI Limited, a Company subsidiary in the United Kingdom, is the only Executive Officer serving abroad.

The approved fiscal year business plans were used as the basis for the Company's performance bonus plans, which provided for bonus payments to Executive Officers based on actual versus target operating performance in terms of after-tax earnings for the Company as a whole and, for those Executive Officers in charge of an operating unit, for the Officer's particular unit. These plans provided for: (1) no bonus payment for performance below a pre-set minimum profit threshold; (2) payment of a base bonus for performance that exceeded the minimum profit threshold; and (3) payment of an enhanced bonus at increasing percentage levels as performance met or exceeded additional pre-set profit levels.

The Company's incentive compensation plans also allowed for payment of additional compensation on the basis of achievement of (1) specific, pre-set strategic objectives and (2) an evaluation of each Executive Officer's initiative and contribution to overall performance apart from quantitative financial performance. Payments pursuant to such subjective criteria were determined at or close to the end of fiscal 1998 after discussions among the Committee and, for all Executive Officers other than Dr. London, after discussions between the Committee and Dr. London.

Chief Executive Officer Compensation
------------------------------------

The Committee's approach to setting the Chief Executive Officer's compensation, as in the case of the other Executive Officers, is to tie a significant portion of his compensation to Company performance, while seeking to be competitive with other similar size companies in the Company's industry and to provide the Chief Executive Officer with some certainty as to the level of his compensation through base salary. The Committee believes that this approach appropriately motivates the Chief Executive Officer to achievement of Company performance goals.

Dr. London's salary and bonus compensation for fiscal 1998 was $560,178, an increase of $249,946 from fiscal 1997 as a result of the operation of Dr. London's incentive compensation plan applied to the Company's after-tax earnings in fiscal 1998.

Dr. London's fiscal 1998 incentive compensation was based on the Company's net after-tax profit, both for individual quarters within the fiscal year and for the fiscal year as a whole. Subject to a cap of Five Hundred Thousand Dollars ($500,000) on the aggregate of quarterly and annual bonuses earned, Dr. London was entitled to a bonus based on each quarter's net after-tax profit so long as that profit exceeded the net after-tax profit for the same quarter of fiscal 1997, and a larger, variable bonus upon reaching or exceeding a pre-determined threshold net after-tax profit level for the fiscal year. During fiscal year 1998, by operation of the applicable bonus formulae, Dr. London earned $335,178 in aggregate incentive compensation for quarterly (paid for the last three quarters only) and annual net after-tax profit results for the fiscal year.

The Committee believes that in view of the Company's performance for the year, Dr. London's compensation for fiscal 1998 was reasonable.

In June, 1998, the Committee and the Board of Directors approved a bonus arrangement for Dr. London for fiscal 1999 which ties a significant portion of Dr. London's compensation to the achievement by the Company of certain profit results during fiscal year 1999.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS:


Richard L. Leatherwood    Larry L. Pfirman         Charles P. Revoile


William B. Snyder         Richard P. Sullivan      John M. Toups

                  TRANSACTIONS WITH MANAGEMENT AND OTHERS;
                              OTHER INFORMATION
                  ----------------------------------------

In 1995, the Company executed severance compensation agreements (the "Severance Agreement") to Mr. Bradford and Mr. Elefante. In 1996, the Company executed a Severance Agreement for Mr. Allen. The term of the Severance Agreement is one (1) year, with automatic renewal, subject to change in the Senior Executive Severance Policy applicable to the Executive Officers. The Severance Agreement maximizes the availability to the Company of each Executive Officer's managerial experience and knowledge of the affairs of the Company. The Severance Agreement provides for the payment of severance in an amount equal to twelve (12) months base salary, in the event that Executive's employment is terminated for any reason other than cause, death, medical or physical incapacity, voluntary retirement or resignation. In the event of a termination within one (1) year of the date of a change-of-control, the severance payment to the Executive will be twenty-four (24) months' base salary.

There exist no other transactions with management and others (as defined by applicable regulations), to which the Company or any of its subsidiaries was a party in fiscal year 1998 in which the amount involved exceeds Sixty Thousand Dollars ($60,000).


Legal Proceedings
-----------------

Information regarding the status of the Company's legal proceedings is included in its Annual Report on Form 10-K and is incorporated herein by reference. Since the date of filing the Form 10-K, there have been no further material developments to the Company's legal proceedings.


                          RATIFICATION OF AUDITORS
                          ------------------------

The Board of Directors has appointed Deloitte & Touche LLP, Certified Public Accountants, as auditors to examine and report on the Company's financial statements for the fiscal year ending June 30, 1999. At the Annual Meeting, stockholders will vote on whether to ratify the selection of Deloitte & Touche LLP. If a quorum is present, the vote of the holders of a majority of the shares of stock and entitled to vote present in person or represented by proxy at the Annual Meeting will be required to ratify such selection.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. Deloitte & Touche LLP's representatives will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote FOR ratification. If circumstances not presently contemplated so require, the Board of Directors may, at a later date, reconsider the appointment of Deloitte & Touche LLP, notwithstanding that a majority of shares may be voted to ratify their appointment.

                                SOLICITATION
                                ------------

The cost of this solicitation of proxies will be borne by the Company. The firm of Morrow & Co. has been retained to assist in soliciting proxies at a fee not to exceed Six Thousand Dollars ($6,000) plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain Officers, Directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.


                        FUTURE STOCKHOLDER PROPOSALS
                        ----------------------------

In order to be included in the proxy materials for the 1999 Annual Meeting, stockholder proposals must be received by the Secretary of the Company on or before June 19, 1999.


                     DOCUMENTS INCORPORATED BY REFERENCE
                     -----------------------------------

(1) The Company's Annual Report on Form 10-K for the Fiscal Year ended June 30, 1998, filed with the Securities and Exchange Commission on or about September 28, 1998, is incorporated by reference.


                                OTHER MATTERS
                                -------------

As of this date, the Board of Directors knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

                                    By Order of the Board of Directors



                                    Jeffrey P. Elefante, (Secretary)

Arlington, Virginia
Dated: October 13, 1998

Appendix A: Notice of Annual Meeting of Stockholders, mailed with Procy Statement to all stockholders on or about October 15, 1998.

Appendix B: Letter to Stockholders from J.P. London, Chairman of the Board and Chief Executive Officer, CACI International Inc, mailed with Proxy Statement to all stockholders on or about October 15, 1998.

Appendix C: Proxy Card, mailed with Proxy Statement to all stockholders on or about October 15, 1998.

Appendix D: Reminder Card, mailed with Proxy Statement to all stockholders on or about October 15, 1998.

                                                               Appendix A

                           CACI International Inc
                           1100 North Glebe Road
                          Arlington, Virginia 22201
                         ---------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        to be held November 19, 1998
Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of CACI International Inc (the "Company") will be held on November 19, 1998, at 9:30 a.m., Eastern Standard Time, at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia, 22311, for the following purposes:

1. To amend the Company's By-laws changing the authorized number of directors.

2.  To elect the Company's Board of Directors.

3. To ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the current fiscal year.

4. To transact such other business or as may otherwise properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 6, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia 22311, from November 4, 1998 through November 19, 1998 for inspection by any stockholder for any purpose germane to the meeting.

                                    By Order of the Board of Directors



                                    Jeffrey P. Elefante, (Secretary)

Arlington, Virginia
Dated: October 13, 1998

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you previously have sent in your proxy.

If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

                                                                Appendix B
                           CACI International Inc



                                                         October 13, 1998
Dear Stockholder:

I cordially invite you to attend your Company's 1998 Annual Meeting of Stockholders on November 19, 1998, at 9:30 a.m., Eastern Standard Time. The meeting will be held at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia, 22311.

Matters to be considered and acted on at the meeting include a change in the authorized number of directors for the Board of Directors of CACI International Inc, the election of directors and the ratification of the appointment of independent auditors. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,



J.P. London
Chairman of the Board
and Chief Executive Officer


IMPORTANT: Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you previously have sent in your proxy.

If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

                                                                Appendix C
                                [PROXY CARD]
                                  [Front]

Common Stock               CACI International Inc
         PROXY FOR NOVEMBER 19, 1998 ANNUAL MEETING OF STOCKHOLDERS
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia 22311, on November 19, 1998, at 9:30 a.m. Eastern Standard Time and at any adjournments thereof.
1.  FOR --  AGAINST --  ABSTAIN FROM --   approval of the resolution
    approving the amendment to the Company's By-laws changing the authorized number of directors.
2.  ELECTION OF DIRECTORS
    FOR all nominees listed below --            WITHHOLD AUTHORITY --
    (except as marked to the contrary below)   (to vote for all nominees
                                               listed below)
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
    Richard L. Leatherwood       J. Phillip London      Larry Pfirman
    Warren R. Phillips           Charles P. Revoile     Glenn Ricart
    Vincent L. Salvatori         William B. Snyder      Richard P. Sullivan
    John M. Toups
3. FOR -- AGAINST -- ABSTAIN FROM -- ratification of the appointment of Deloitte & Touche, LLP as independent auditors.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR ITEM ONE ABOVE, FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND FOR ITEM THREE
ABOVE. As of the date of the Proxy Statement, the Board of Directors knows of no other business to be presented at the Annual Meeting.












[The two short lines after the phrases "FOR", "AGAINST", "ABSTAIN FROM", "FOR all nominees listed below", and 'WITHHOLD AUTHORITY" represent the boxes which appear on the actual proxy card and which cannot be printed due to electronic transmission limitations.]

[PROXY CARD]
[Back]

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.
The undersigned acknowledges receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.

Please sign exactly as your name is shown on the Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner must sign. If the signer is a corporation, the full corporate name shall be signed by a duly authorized officer.

                                        Dated:                 , 1998
                                              -----------------



                                        -----------------------------
                                        Signature of Beneficial Owner



                                        -----------------------------
                                        Signature of Beneficial Owner

                                                                Appendix D
                               [REMINDER CARD]
                                   [Front]

                                  IMPORTANT


PLEASE SEND IN YOUR PROXY ... TODAY

YOU ARE URGED TO FILL IN, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A STAMPED AND ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOUR VOTE IS IMPORTANT.

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR SHARES.

                               [REMINDER CARD]
                                   [Back]


                           ADDRESS OR NAME CHANGE?


If so, please enter your new name and/or address in the spaces provided below and return this card with your Proxy.


---------------------------------------------------------------------------
Name

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City                              State                             Zip